Exhibit 99.1

Alere Reports First Quarter 2016 Financial Results

WALTHAM, Mass., August 17, 2016 – Alere Inc. (NYSE: ALR), a global leader in rapid diagnostic tests, today announced that it has filed its Form 10-Q and reported its financial results for the first quarter ended March 31, 2016.

Revenue for the first quarter of 2016 was $578 million, a 6% decrease compared to $613 million in the prior year period. The year-over-year decrease in revenue was primarily due to the negative impact of $17 million in foreign currency exchange, a $14 million decrease in BBI revenue, which was divested in November 2015, and a $6 million decrease in pain management revenue. These revenue decreases were partially offset by increased Alere i sales and the acquisition of U.S. Diagnostics. Global influenza sales were $27 million during the first quarter of 2016, including U.S. influenza sales of $20 million, of which $12 million was Alere i sales. Organic growth during the first quarter of 2016 was -1.0%. Excluding U.S. influenza and pain management, organic growth was 0.2%.

Net income (loss) from continuing operations during the first quarter of 2016 was $(10) million, or $(0.18) per basic and diluted share, compared to $(6) million, or $(0.14) per basic and diluted share in the prior year period. On a Non-GAAP basis, the Company reported Non-GAAP adjusted EBITDA of $109 million in the first quarter of 2016, compared to $135 million in the prior year period. The year-over-year decline was driven primarily by incremental expenses related to the pending merger with Abbott, higher legal expenses associated with ongoing government investigations, and lower margins due to primarily to product sales mix and volume.

“Our first quarter 2016 earnings were in line with our budget, which anticipated a weaker than average 2015-2016 flu season,” said Namal Nawana, CEO of Alere. “Despite the weaker respiratory season, we’re pleased to report that Alere i continued to grow its market presence, generating record revenue during the first quarter of 2016. Based on our current business outlook, we expect improved organic revenue growth in the second quarter and second half of 2016.”

Revenue (in millions)	First Quarter 2016	First Quarter 2015	% Change
Cardiometabolic Disease	$195	$201	(3%)
Infectious Disease	183	185	(1%)
Toxicology	147	149	(1%)
Other	33	51	(35%)
Consumer Diagnostics	17	22	(21%)
License and Royalty	3	5	(42%)

Total	$578	$613	(6%)

The Company is seeking an amendment to its secured credit agreement that, if approved, will provide an extension of the date by which the Company will file its second quarter 2016 financial statements under the secured credit agreement to September 13, 2016. The Company currently plans to file its second quarter 2016 Form 10-Q by September 13, 2016, and expects to pay approximately $3 million in fees to obtain the amendment.

Non-GAAP Information

To supplement the financial measures prepared in accordance with U.S. GAAP, the Company uses Non-GAAP adjusted EBITDA and organic growth, which are non-GAAP financial measures. The reconciliations of Non-GAAP adjusted EBITDA to net income (loss) from continuing operations and organic growth to revenue, the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, is shown in the table in this press release. The Company believes Non-GAAP adjusted EBITDA and organic growth are useful to investors because these metrics are commonly used by investors to assess the unleveraged, pre-tax financial performance and operating results of ongoing business operations. The Company’s management also uses Non-GAAP adjusted EBITDA and organic growth because the Company’s management also believes that these are useful measures to evaluate operating performance and cash flows of the Company based on operational factors. It should also be noted that not all companies calculate Non-GAAP adjusted EBITDA and organic growth in the same manner and, accordingly, these measures presented in this press release may not be comparable to similar measures used by other companies.

Conference Call

As announced on February 1, 2016, Alere entered into a definitive agreement under which Abbott will acquire Alere for $56 per common share. Due to the pending transaction, Alere will no longer hold conference calls to discuss its quarterly financial results.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Readers can identify these statements by forward-looking words such as

“may,” “could,” “should,” “would,” “intend,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “continue,” “goal,” “can” or similar words. For example, forward-looking statements include statements regarding: the Company’s expectation of improved organic revenue growth in the second quarter and second half of 2016, the Company’s expectation that it will enter into an amendment to its secured credit agreement that will provide an extension of the date by which the Company must file its June 30, 2016 financial statements to September 13, 2016, the anticipated fees in connection with such amendment and the Company plans to file its second quarter 2016 Form 10-Q by September 13, 2016. A number of important factors could cause actual results of the Company and its subsidiaries to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, (i) the risk that the proposed merger with Abbott Laboratories (“Abbott”) may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approval of the proposed merger with Abbott by Alere’s stockholders; (iii) the possibility that competing offers or acquisition proposals for Alere will be made; (iv) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement and Plan of Merger (the “Merger Agreement”) among Alere and Abbott pursuant to which Abbott will acquire Alere, including in circumstances which would require Alere to pay a termination fee or other expenses; (vi) the effect of the announcement or pendency of the transactions contemplated by the Merger Agreement on Alere’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (vii) risks related to diverting management’s attention from Alere’s ongoing business operations; (viii) the risk that stockholder litigation in connection with the transactions contemplated by the Merger Agreement may result in significant costs of defense, indemnification and liability, (ix) the risk that Alere fails to file its future Quarterly Reports on Form 10-Q in a timely manner which could, among other things, lead to the acceleration of the maturity of certain of Alere’s indebtedness; (x) the possibility that any analysis of revenue recognition for future or past periods uncovers an error or misstatements in revenue recognition which require adjustment which may be material; or material weaknesses in the Company’s internal controls over financial reporting; (xi) risks relating to the ongoing investigations by the SEC and the United States Department of Justice; (xiii) the risk that these or other risk factors impact the expected timing of the filing of the Quarterly Report on Form 10-Q for the first and second quarter of 2016; and (xiv) the risk factors detailed in Part I, Item 1A, “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (as filed with the SEC on August 8, 2016) and other risk factors identified herein or from time to time in our periodic filings with the SEC. Readers should carefully review these risk factors, and should not place undue reliance on our forward-looking statements. These forward-looking statements are based on information, plans and estimates at the date of this report. The Company undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

About Alere

Alere believes that when diagnosing and monitoring health conditions, Knowing now matters.™ Alere delivers reliable and actionable information by providing rapid diagnostic tests, enhancing clinical and economic healthcare outcomes globally. Headquartered in Waltham, Mass., Alere focuses on rapid diagnostics for cardiometabolic disease, infectious disease and toxicology. For more information on Alere, please visit www.alere.com.

# # #

Investor Relations

Juliet Cunningham

Vice President, Investor Relations

ir@alere.com

858.805.2232

Alere Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015
Net product sales and services revenue	$575,480	$608,194
License and royalty revenue	2,729	4,698

Net revenue	578,209	612,892
Cost of net revenue	311,952	317,677

Gross profit	266,257	295,215
Gross margin	46%	48%

Operating expenses:
Research and development	27,062	28,016
Selling, general and administrative	214,769	201,770
Impairment and (gain) loss on disposition, net	(3,810)	34,792

Operating income	28,236	30,637
Interest and other income (expense), net	(43,455)	(48,798)

Loss from continuing operations before provision (benefit) for income taxes	(15,219)	(18,161)
Benefit for income taxes	(208)	(7,853)

Loss from continuing operations before equity earnings of unconsolidated entities, net of tax	(15,011)	(10,308)
Equity earnings of unconsolidated entities, net of tax	5,034	3,959

Loss from continuing operations	(9,977)	(6,349)
Income from discontinued operations, net of tax	—	216,777

Net income	(9,977)	210,428
Less: Net income attributable to non-controlling interests	103	88

Net income attributable to Alere Inc. and Subsidiaries	(10,080)	210,340

Preferred stock dividends	(5,309)	(5,250)

Net income (loss) available to common stockholders	$(15,389)	$205,090

Basic net income per common share:
Loss from continuing operations	$(0.18)	$(0.14)
Income from discontinued operations	—	2.57

Basic net income (loss) per common share	$(0.18)	$2.43

Diluted net income per common share:
Loss from continuing operations	$(0.18)	$(0.14)
Income from discontinued operations	—	2.57

Diluted net income (loss) per common share	$(0.18)	$2.43

Weighted average shares - basic	86,646	84,338

Weighted average shares - diluted	86,646	84,338

Alere Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2016	December 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$490,663	$502,200
Restricted cash	6,166	5,694
Marketable securities	71	164
Accounts receivable, net	459,292	445,833
Inventories, net	350,931	347,001
Prepaid expenses and other current assets	144,369	152,233
Assets held for sale	—	4,165

Total current assets	1,451,492	1,457,290

PROPERTY, PLANT AND EQUIPMENT, NET	445,218	446,039
GOODWILL AND OTHER INTANGIBLE ASSETS, NET	3,831,085	3,862,306
RESTRICTED CASH - NON-CURRENT	43,388	43,228
OTHER NON-CURRENT ASSETS, NET	112,312	100,921
Assets held for sale - non-current	11,813	13,337

Total assets	$5,895,308	$5,923,121

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term debt and current portions of long-term debt and capital lease obligations	$197,092	$203,954
Liabilities related to assets held for sale	—	363
Other current liabilities	481,795	520,217

Total current liabilities	678,887	724,534

LONG-TERM LIABILITIES:
Long-term debt and capital lease obligations, net of current portions	2,831,308	2,838,347
Deferred tax liabilities	144,483	147,618
Other long-term liabilities	155,842	154,193
Liabilities related to assets held for sale - non-current	—	—

Total long-term liabilities	3,131,633	3,140,158

TOTAL EQUITY	2,084,788	2,058,429

Total liabilities and equity	$5,895,308	$5,923,121

Alere Inc. and Subsidiaries

Selected Consolidated Revenues

(in thousands)

	Q1 2016	Q1 2015	% Change Q1 16 v. Q1 15
Professional diagnostics segment (1)(2)
Cardiometabolic	$194,577	$200,936	-3%
Infectious disease	183,234	185,402	-1%
Toxicology	146,783	148,756	-1%
Other	33,444	51,132	-35%

Total professional diagnostics segment(1)(2)	558,038	586,226	-5%
Consumer diagnostics segment (1)	17,442	21,968	-21%
License and royalty revenue	2,730	4,698	-42%

Net revenue	$578,209	$612,892	-6%

(1)	Revenues have been restated for the impact of a change in segment reporting due to the divestiture of our health management business.
(2)	Revenues have been revised for the impact of revisions made during the preparation of our consolidated financial statements for 2015. For more information on these revisions see Note 2 in our Form 10-Q.

Alere Inc. and Subsidiaries

Reconciliation of Organic Revenue Growth

(in thousands)

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2016	Three Months Ended Growth Rate
Net revenue	$612,892	$578,209	-5.7%
Impact of foreign currency exchange	—	16,537
Impact of acquisitons & dispositions	(17,531)	(5,241)

Non-GAAP organic net revenue	$595,360	$589,506	-1.0%

Toxicology pain management and U.S. flu revenue	(32,696)	(25,932)

Non-GAAP organic net revenue excluding Toxicology pain management and U.S. flu revenue	$562,664	$563,574	0.2%

Alere Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to Non-GAAP EBITDA

(in thousands)

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2016
Net income (loss) (1)	$210,428	$(9,977)
Less: Income from discontinued operations, net of tax	216,776	—

Loss from continuing operations	(6,348)	(9,977)

Adjustment related to acquired software license contracts	247	—
Income tax benefit	(7,853)	(208)
Depreciation and amortization	74,519	72,611
Interest, net	45,832	40,941
Non-cash stock-based compensation expense	5,149	9,602
Non-cash fair value adjustments to acquisition-related contingent consideration	(11,777)	142
Non-cash write-off of an investment	—	—
Impairment and (gain) loss on dispositions, net	34,792	(3,810)

Non-GAAP Adjusted EBITDA	$134,561	$109,302

(1)	Net income (loss) for the three months ended March 31, 2015 includes non-interest related restructuring charges of $4.3 million, $3.7 million of costs associated with business dispositions, and $0.1 million of acquisition-related costs which have not been added back for purposes of computing Non-GAAP Adjusted EBITDA. The three months ended March 31, 2016 includes $10.3 million of Abbott transaction related costs, non-interest related restructuring charges of $7.7 million, $4.4 million of charges related to SEC investigations, and $0.8 million of costs associated with business dispositions which have not been added back for purposes of computing Non-GAAP Adjusted EBITDA. The three months ended March 31, 2016 also includes $0.5 million of acquisition-related costs.

Alere Inc. and Subsidiaries

Supplemental Financial Information

(in thousands, except per share amounts)

	Three Months Ended March 31, 2016
	Impact to the Consolidated Statements of Operations Line Items of Supplemental Information
	Net Revenue	Cost of Net Revenue	Research and Development	Selling, General & Administrative	Impairment, net of loss on disposition	Interest and other income, net	Provision for income taxes	Equity earnings of unconsolidated entities, net of tax	Net Income (1)
Deferred revenue from acquired software license contracts	—	—	—	—	—	—	—	—	—
Amortization of acquisition-related intangible assets	—	12,220	912	32,090	—	—	—	—	(45,222)
Restructuring charges	—	1,267	1,920	4,476	—	—	—	—	(7,663)
Stock-based compensation expense	—	479	398	8,725	—	—	—	—	(9,602)
Write-off of acquisition-related obligation	—	—	—	—	—	—	—	—	—
Compensation charges associated with acquisition-related contingent consideration obligations	—	—	—	142	—	—	—	—	(142)
Acquisition-related costs	—	—	—	489	—	—	—	—	(489)
Fair value adjustments to acquisition-related contingent consideration	—	—	—	—	—	—	—	—	—
Costs associated with potential business dispositions	—	7	—	841	—	—	—	—	(848)
Impairment and (gain) loss on disposition, net	—	—	—	—	(3,810)	—	—	—	3,810
Amortization - Unconsolidated Subs	—	—	—	—	—	—	—	107	(107)
Loss on sale of equity investment	—	—	—	—	—	—	—	—	—
Write off of equity investment	—	—	—	—	—	—	—	—	—
Interest expense recorded in connection with fees paid for certain debt modifications and the termination of our senior secured credit facility	—	—	—	—	—	—	—	—	—
Interest accretion associated with acquisition-related compensation charges	—	—	—	—	—	—	—	—	—
Expense associated with extinguishment of debt	—	—	—	—	—	—	—	—	—
Audit and legal fees related to on-going SEC investigations	—	—	—	4,358	—	—	—	—	(4,358)
Abbott transaction related expenses	—	—	—	10,341	—	—	—	—	(10,341)
INRatio recall expense	—	700	—	—	—	—	—	—	(700)
Income tax effects on items above	—	—	—	—	—	—	(16,486)	—	16,486

Total of Supplemental Information	—	14,673	3,230	61,462	(3,810)	—	(16,486)	107	(59,176)

Impact of above items on EPS numerator									$(696)
Impact of above items on EPS denominator									(5,024)

(1)	All impacts are shown as pre-tax with aggregate tax effect displayed as “Income tax effects on items above”.